UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 22, 2009 (January 16, 2009)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2009, the Compensation Committee of the board of directors of Genesco Inc. (the “Company”) set base salaries and target annual incentive awards under the Company’s previously-disclosed Amended and Restated EVA Incentive Compensation Plan (the “EVA Incentive Plan”) for officers of the Company for the fiscal year ending January 30, 2010 (“fiscal 2010”), including for the following named executive officers:

Named			Target
Executive Officer	Title	Base Salary	Incentive Award

Hal N. Pennington	Chairman	$225,000	$75,000

Robert J. Dennis	President and Chief Executive Officer	778,500	622,800

James S. Gulmi	Senior Vice President and Chief Financial Officer	408,972	245,383

Jonathan D. Caplan	Senior Vice President	330,000	198,000

James C. Estepa	Senior Vice President	555,330	333,198
The Committee determined that Mr. Dennis’ incentive award for fiscal 2010 will be calculated as though he were a corporate staff participant in the Company’s EVA Incentive Plan for the year. All other named executive officers are participants in the EVA Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.

	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary and General Counsel
Date: January 22, 2009

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